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                                                                    Exhibit 21.1

                     List of Subsidiaries of the Registrant

                              Jurisdiction               Name under which
Name of Subsidiary          of Incorporation        Subsidiary Conducts Business
------------------          ----------------        ----------------------------

[NAME IN CHINESE            People's Republic             [NAME IN CHINESE
   CHARACTERS]                   of China                    CHARACTERS]
China Life Insurance Asset
Management Company Limited